UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2004

GULF ISLAND FABRICATION, INC.

(Exact name of registrant as specified in its charter)

Louisiana	0-22303	72-1147390
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

583 Thompson Road

Houma, Louisiana 70363

(Address of principal executive offices)(Zip Code)

(985) 872-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On February 19, 2004, Gulf Island Fabrication, Inc. issued a press release announcing that its wholly-owned subsidiary Gulf Island, L.L.C. had executed a Letter of Intent with Kerr-McGee Oil & Gas Corp. to fabricate the topside for the Constitution truss spar platform. A copy of the press release is attached.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release dated February 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Joseph P. Gallagher, III

Joseph P. Gallagher, III Vice President – Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Duly Authorized Officer)

Dated: February 20, 2004